UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2007

ICONIX BRAND GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10593	11-2481093
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1450 Broadway, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 3, 2007 (the “Closing Date”), Iconix Brand Group, Inc., a Delaware corporation (the “Registrant”), completed its acquisition of all of the issued and outstanding limited liability company interests (the “Company Interests”) of the Official Pillowtex LLC, a Delaware limited liability company (the “Company”), from the owners of such Company Interests pursuant to a purchase and sale agreement (the “Purchase Agreement”) dated September 6, 2007 by and among the Registrant, the Company and the Company’s members; Jubilee Limited Partnership, an Ohio limited partnership, Gordon Brothers Retail Partners, LLC, a Delaware limited liability company, Tiger PTX IP, LLC, a Delaware limited liability company, BFG PTX Group, LLC, a Delaware limited liability company, CCA Towels, LLC, a New York limited liability company, Franco 44 PT, LLC, a New York limited liability company, High Street Holdings, LLC, a Delaware limited liability company, Solwerd Enterprises, LLC, a Delaware limited liability company, and Mazel D & K, LLC, an Ohio limited liability company (collectively, the “Sellers”). The Company is the owner of a portfolio of home brands including four primary brands, Cannon, Royal Velvet, Fieldcrest and Charisma and numerous others home brands including St. Mary's and Santa Cruz. The closing of this transaction occurred following the early termination of the statutory waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

In accordance with the terms of the Purchase Agreement, on the Closing Date, the Registrant paid an aggregate of approximately $231,000,000 in cash, which is subject to adjustment to reflect certain prepaid royalties and royalties receivable, as the purchase price for the Company Interests, of which (i) approximately $207,000,000 was paid to the Sellers by the Registrant, (ii) $15,000,000, together with any interest and any other income earned thereon, was released to the Sellers by U.S. Bank National Association (the “Escrow Agent”) in accordance with the escrow agreement dated September 6, 2007 (the “Escrow Agreement”) by and among the Registrant, the Company and the Escrow Agent, and (iii) $9,000,000, together with any interest and any other income earned thereon, will be paid to the Sellers by the Escrow Agent on the twelve (12) month anniversary of the Closing Date, less any amounts due to the Registrant pursuant to the Sellers’ indemnification obligations to the Registrant for breaches of the Sellers’ representations, warranties, covenants and obligations made under the Purchase Agreement.

In addition, in accordance with the terms of the Purchase Agreement, the Sellers were granted a contingent right to receive aggregate additional payments of up to $15,000,000 in cash, based upon the Company brands surpassing specific revenue targets.

The description of the Purchase Agreement and the Escrow Agreement (the “Transaction Documents”) do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which are filed as exhibits to this Report. The Transaction Documents have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Registrant or the other parties thereto. The Transaction Documents contain representations and warranties the parties thereto made to, and solely for the benefit of, the other parties thereto. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of such agreements. In addition, the Purchase Agreement is modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreements, which subsequent information may or may not be fully reflected in the Registrant's public disclosures.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2007, Mr. James A. Marcum was appointed by the Company’s Board of Directors (“Board”) to serve as a member of the Board.

Since January 2004, Mr. Marcum has been a Partner and has served as an Operating Director of Tri-Artisan Capital Partners, LLC, a merchant banking firm.  In addition, since April 2007, Mr. Marcum has been a principal shareholder and has served as the Chairman and Chief Strategic Officer of Enabl-u Technologies Corp., a provider of interactive training and data management solutions. From January 2005 to January 2006, he served as Chief Executive Officer and a director of Ultimate Electronics, Inc., a consumer electronics retailer specializing in home and car entertainment. From May 2001 to July 2003, he served as an Executive Vice President and Chief Financial Officer and Executive Vice President of Operations of Hollywood Entertainment Corporation, a video home entertainment specialty retailer. Prior to Hollywood Entertainment, Mr. Marcum was recruited by private equity investors to serve in such roles as Executive Vice President and Chief Operating Officer of Lids, Inc., a specialty retailer of hats, and Vice Chairman and Chief Financial Officer of Stage Stores, Inc., a specialty retailer bringing branded apparel to small town America. Mr. Marcum has also served in senior executive capacities at Melville Corporation, a conglomerate of specialty retail chains in the apparel, footwear, drug, health and beauty aids and furniture and accessories sectors.  In connection with his appointment to the Board, the Company granted Mr. Marcum an award of 10,544 shares of the Company’s common stock under one of the Company’s incentive stock plans.

Item 8.01 Other Events.

Following the acquisition of the Company Interests of the Company by the Registrant, the Registrant contributed the Company Interests to Pillowtex Holdings and Management Corporation ("PHMC"), a wholly owned subsidiary of the Registrant, in exchange for stock in PHMC. In accordance with the terms of a $212,500,000 amended and restated credit agreement, dated as of May 2, 2007 (the “Credit Agreement”), among the Registrant, the several lenders parties thereto, Lehman Brothers Inc. and Lehman Commercial Paper Inc. (the “Administrative Agent”), PHMC and the Company executed assumption agreements and became parties to a guarantee and collateral agreement (the "Guarantee") pursuant to which each agreed to guarantee the Registrant's obligations under the Credit Agreement and each granted to the Administrative Agent a security interest in all of their respective assets as security for their respective obligations under the Guarantee.

Further, the Registrant designated Mossimo, Inc. ("Mossimo") and Mossimo Holdings LLC ("Mossimo Holdings"), both subsidiaries of the Registrant, as restricted subsidiaries under the Credit Agreement. In connection with such designation, Mossimo and Mossimo Holdings executed assumption agreements and became parties to the Guarantee pursuant to which each agreed to guarantee the Registrant's obligations under the Credit Agreement and each granted to the Administrative Agent a security interest in all of their respective assets as security for their respective obligations under the Guarantee.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

It is impracticable to provide the required financial statements of the Company at this time. The required financial statements will be filed under cover of Form 8-K/A within 71 calendar days of the date this Form 8-K is required to be filed.

(b) Pro Forma Financial Information

It is impracticable to provide the required pro forma financial information as a result of the acquisition at this time. The required pro forma financial information will be filed under cover of Form 8-K/A within 71 calendar days of the date this Form 8-K is required to be filed.

(d)	Exhibits

Exhibit 2.1*	Purchase and Sale Agreement dated September 6, 2007 by and among the Registrant, the Company and the Sellers.

Exhibit 10.1	Escrow Agreement dated September 6, 2007 by and between the Registrant, Ben Kraner, on behalf of the Sellers as each Seller’s authorized attorney-in-fact, and the Escrow Agent.

* The Registrant has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish by supplement to the Securities and Exchange Commission (the “SEC”), copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC.
(Registrant)
Date: October 9, 2007	By:	/s/ Neil Cole
Neil Cole
President and Chief Executive Officer